Exhibit 23(ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of American Oil & Gas Inc. and subsidiary of our report dated March 15, 2010, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of American Oil & Gas Inc. for the year ended December 31, 2009.
We also consent to the use of our name appearing under the heading “Experts” in the Registration Statement.
/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
June 23, 2010